Exhibit 10.1
AMENDMENT NO. 4 TO LIMITED LIABILITY COMPANY AGREEMENT OF
CONA SERVICES LLC

This AMENDMENT NO. 4 TO LIMITED LIABILITY COMPANY AGREEMENT OF CONA SERVICES LLC (this “Amendment”), is made effective the 2nd day of July, 2024 by each Person listed on the signature page hereto (individually, a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties are parties to that certain Limited Liability Company Agreement of CONA Services LLC (the “Company”), dated as of January 27, 2016, to Amendment No. 1 to the LLC Agreement, effective as of April 2, 2016 (“Amendment No. 1”), to Amendment No. 2 to the LLC Agreement, effective as of February 22, 2017 (“Amendment No. 2”), and to Amendment No. 3 to the LLC Agreement, effective as of January 1, 2019 (“Amendment No. 3”) (as amended, the “LLC Agreement”).

The Parties wish to amend the LLC Agreement to address various matters, including the purpose of the Company, Red Applications, Gray Applications, certain materiality thresholds requiring Board approval, and regular governance reviews.

Except as specifically provided herein, all capitalized terms used but not defined in this Amendment have the meanings given to such terms in the LLC Agreement.

In consideration of the premises and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the LLC Agreement is amended as follows:

1.Section 1.1 of the LLC Agreement is hereby amended by inserting the following paragraphs immediately after the defined term “Governmental Entity”:

““Gray Application” means any software, file, tool, utility, routine, algorithm, interface (including an application program interface), application or platform relating to the purpose of the Company described in Section 2.4, which (a) in the discretion of the Board of Directors, requires substantial involvement by Company in its design, build, implementation, or operation, and (b) is not a Red Application.”

“Gray Application Member” has the meaning set forth in Section 1.1(b).”

2.Section 1.1 of the LLC Agreement is hereby amended by inserting the following paragraphs immediately after the defined term “Producing Member Director”:

““Red Application” means any software, file, tool, utility, routine, algorithm, interface (including an application program interface), application or platform of strategic value to the purpose of the Company described in Section 2.4, which is to be implemented in the core system and common across all Members in order to maximize efficiency and avoid redundancy. For illustrative purposes, a list of the Red Applications implemented by the Company as of July 2, 2024 is set forth on Schedule III.”

3.Section 2.4(a) of the LLC Agreement is hereby deleted and replaced in its entirety with the following:

“(a) General Powers. The purpose of the Company is to provide advantaged business process and information technology services to the Members, and, subject to the terms of this Agreement, to other participants in the Coca-Cola system, at the lowest optimal cost for the agreed service levels. The Company will provide a complete service catalog relating to software of any kind or computing, data storage, or networking hardware, which will include software design, development, implementation, maintenance, or security, support processes, IT operations services and innovation for the manufacturing, sales and delivery (DSD), human resources, finance and other business processes necessary or helpful for the bottling business. The services to be provided by the Company from time to time will be determined by the Board of Directors.”

4.Section 2.4(b) of the LLC Agreement is hereby deleted and replaced in its entirety with the following:

“(b) Purposes. The Company is authorized to perform all lawful business purposes for a Delaware limited liability company, as determined by the Board of Directors, subject to this Section 2.4. There will be no geographic limitations on the services provided by the Company. Subject to approval of the Board of Directors, the Company may expand its services into additional areas in the future, beyond those specified in Section 2.4(a) (e.g., IT support for special or localized projects or applications requested by one or more of the Members, including without limitation Gray Applications, IT support for the distribution of products other than Beverages, provision of services to third parties to increase revenues of the Company, and other software design, development, implementation, maintenance, or security, support processes, IT operations services and innovation for the use of Members or for other third parties to increase the revenues of the Company), so long as those expanded services (i) are carried out in a manner reasonably intended to directly or indirectly benefit the Members, (ii) are not detrimental to TCCC and the Coca-Cola System, and (iii) do not support a direct competitor of TCCC or the affiliates of such direct competitor (except support required to enable a Member to conduct its ongoing bottling business as permitted by TCCC in its agreement(s) with such Member).”

5.Section 7.1(b)(vi) of the LLC Agreement is hereby deleted and replaced in its entirety with the following:

“(vi) determine the scope of the products and services to be provided by the Company (including: IT support for special or localized projects or applications requested by one or more Members; provision of services to third parties to increase revenues of the Company; and other software design, development, implementation, maintenance, or security, support processes, IT operations services and innovation for the use of Members, or for other third parties to increase the revenues of the Company), all on such terms and conditions and pursuant to such delegations of authority (to Board Committees or otherwise) as the Board of Directors may determine from time to time with regard to governance, funding, development, implementation and use of such additional services;”

6.A new Section 7.1(b)(vii) is hereby added to the LLC Agreement immediately following Section 7.1(b)(vi) thereof as follows, and the remaining paragraphs of Section 7.1(b) of the LLC Agreement shall be renumbered accordingly:

“(vii) permit the Company to design, build, implement, or operate one or more Gray Applications, or any modification, improvement or enhancement to any existing Gray Application that, in the discretion of the Board of Directors, requires substantial involvement by Company personnel in its design, build, implementation, or operation, in each case, on such terms and conditions as the Board of Directors may determine from time to time with regard to governance, funding, development, implementation and use of such Gray Application;”

7.The first sentence of Section 7.1(c) is hereby deleted and replaced with the following:

“(c) The approval of the following matters shall require the approval of seventy-five percent (75%) or more of the Directors present at a meeting, but in no event fewer than five (5) Directors (e.g., at least seven (7) Directors if nine (9) Directors are present at the meeting, and at least six (6) Directors if eight (8) Directors are present at the meeting, and at least five (5) Directors if six (6) or fewer Directors are present at the meeting):”

8.A new Section 7.1(c)(iii) is hereby added to the LLC Agreement immediately following Section 7.1(c)(ii) thereof as follows, and the remaining paragraphs of Section 7.1(c) of the LLC Agreement shall be renumbered accordingly:

“(iii) permit the Company to design, build, implement, or operate one or more Red Applications, or any modification, improvement or enhancement to any existing Red Application that, in the discretion of the Board of Directors, requires substantial involvement by Company personnel in its design, build, implementation, or operation, in each case, on such terms and conditions as the Board of Directors may determine from time to time with regard to governance, funding, development, implementation and use of such Red Application;”

9.Section 7.1(c)(viii) of the LLC Agreement (renumbered as such after giving effect to the amendment set forth in Section 7 of this Amendment) is hereby deleted and replaced in its entirety with the following:

“(viii) capital expenditures that have not already been approved as part of an approved budget under item (vii) above, in excess of $500,000 individually or $1,500,000 in the aggregate per annum;”

10.Section 7.8(c) of the LLC Agreement is hereby amended by replacing the words “Profits and Losses” with “income and loss”.

11.A new Section 7.10 is hereby added to the LLC Agreement immediately following Section 7.9 thereof as follows:

“7.10 Red Applications and Gray Applications. All Red Applications and Gray Applications approved by the Board shall be subject to the procedures set forth in this Section 7.10.
(a)All costs and expenses incurred by the Company in connection with the design, build, implementation, and operation of each Red Application, including any modification, improvement, or enhancement thereto, will be shared by all Members in accordance with their Percentage Interests, regardless of whether such Red Application is actually used by a particular Member or Members. Income and loss associated with the design, build, implementation, and operation of each Red Application will be allocated among Members in accordance with their Percentage Interests.

(b)All costs and expenses incurred by the Company in connection with the design, build, implementation, and operation of a Gray Application (regardless of its date of designation as such), including any modification, improvement, or enhancement thereto, will be borne solely by the Members who have elected to participate in the design, build, implementation, or operation of the Gray Application at or before the time the Gray Application is approved by the Board of Directors (each such Member, a “Gray Application Member”), and each Gray Application Member agrees to reimburse the Company for all such costs and expenses incurred by the Company, whether incurred prior to or after the date of designating the Gray Application as such. The basis on which the Gray Application Members will share costs and expenses associated with a particular Gray Application (including design, build, implementation, and operating costs) will be determined by the Directors representing such Gray Application Members. If a Member that is not a Gray Application Member with respect to a particular Gray Application subsequently elects to use such Gray Application, that Member will be deemed to be a Gray Application Member for all purposes hereof and will be entitled to participate in the Gray Application on the same economic and governance terms as an original Gray Application Member, including by bearing a portion (in an amount determined by the Directors representing the existing Gray Application Members with respect to such Gray Application) of the design, build, implementation and operating costs referred to in this Section 1.1(b). The Company will ensure that (i) costs related to each Gray Application are properly allocated and that such costs are accurately reflected in the fees charged to Members pursuant to the applicable Master Services Agreements, and (ii) the Company’s resources are allocated to the Gray Applications in a manner that does not adversely affect the development and operation of any of the Company’s core services or applications in any material respect.”

12.A new Schedule III is hereby added to the end of the Agreement in the form of Schedule III attached hereto.

13.No Other Modifications. Except as expressly set forth in this Amendment, the LLC Agreement shall remain in full force and effect with no further modifications.

14.Entire Agreement. This Amendment embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

15.Counterparts. This Amendment may be executed simultaneously in two (2) or more separate counterparts, any one (1) of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

16.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Amendment No. 4 to the Limited Liability Company Agreement of CONA Services LLC as of the date first written above.

CONA SERVICES LLC

By:	/s/ Brett Findley
Name:	Brett Findley
Title:	Chief Executive Officer

ABARTA COCA-COLA BEVERAGES, LLC

By:	/s/ James Dinderman
Name:	James Dinderman
Title:	COO

COCA-COLA BEVERAGES FLORIDA, LLC

By:	/s/ Deborah Pond
Name:	Deborah Pond
Title:	SVP, General Counsel

COCA-COLA BEVERAGES NORTHEAST, INC.

By:	/s/ Mark Francoeur
Name:	Mark Francoeur
Title:	President Coca-Cola Beverages Northeast

COCA-COLA BOTTLING COMPANY UNITED, INC.

By:	/s/ Beeland Nielsen
Name:	Beeland Nielsen
Title:	CIO

COCA-COLA CANADA BOTTLING LIMITED

By:	/s/ Geraldine Wright
Name:	Geraldine Wright
Title:	Chief Financial Officer

COCA‑COLA CONSOLIDATED, INC.

By:	/s/ Beau Fisher
Name:	Beau Fisher
Title:	EVP, General Counsel & Secretary

COCA-COLA SOUTHWEST BEVERAGES LLC

By:	/s/ Simon Parkinson
Name:	Simon Parkinson
Title:	Chief Information Officer

HEARTLAND COCA-COLA BOTTLING CO.

By:	/s/ Charles Wyant
Name:	Charles Wyant
Title:	President & COO

LIBERTY COCA-COLA BEVERAGES LLC

By:	/s/ Sean McGorry
Name:	Sean McGorry
Title:	CFO

REYES COCA-COLA BOTTLING, L.L.C.

By:	/s/ William H. O’Brien
Name:	William H. O’Brien
Title:	Chief Executive Officer

SWIRE PACIFIC HOLDINGS INC. D/B/A SWIRE COCA-COLA USA

By:	/s/ Andrea Kendell
Name:	Andrea Kendell
Title:	CFO

THE COCA-COLA COMPANY, North America Operating Unit

By:	/s/ Marcelo Boffi
Name:	Marcelo Boffi
Title:	Chief Operating Officer NAOU

SCHEDULE III

SCHEDULE OF RED APPLICATIONS

[Omitted]